Exhibit (c)(10)

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Cox Radio	Business Description
Business Description (1)
•	Cox Radio is one of the nation’s largest radio broadcasting companies and engages in the ownership, acquisition and operation of radio stations in the United States.

•	Cox Radio owns, operates, or provides sales and other services to 80 stations in 18 markets, including 67 FM and 13 AM stations.

•	Seventy five percent of profits from Top 50 markets, including Atlanta, Orlando, Houston and Tampa.
2007 Revenue Contribution (1)
Revenue Forecast (1)
EBITDA Forecast(1)
Notes

(I)	Management provided information, 2007.

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Cox Radio	Industry Overview
Radio Broadcasting Industry
Industry Description
The term “radio broadcasting” refers to the transmission of over-the-air sound waves from amplitude-modulated (AM) or frequency-modulated (FM) stations. Radio transmissions reach audiences in homes, cars, workplaces, and elsewhere. Radio reaches 96.0 percent of persons aged 12 years or older in an average week1.
A typical listener tunes in for at least two hours each weekday, with about 41.7 percent of this listening occurring in a car or truck, 37.3 percent at home, and 21.0 percent at work or other places. During the weekends, listening in the car or truck jumps to 47.3 percent, home listening rises to 40.5 percent and listening at work or elsewhere falls to 12.2 percent1.
Radio Station Revenues
Radio stations generate advertising revenues by providing programming, such as local news, talk, music, sports, weather, and traffic, serving the needs of their local communities. Programming may be produced in-house or acquired from syndicated networks, such as Westwood One Inc. and ABC Radio Network Inc. Local advertising sales typically account for about 80.0 percent of a station’s revenues, with the rest of revenues derived from national advertisers.
Broadcast Competition
Radio broadcasters generally compete for advertising dollars with a host of other in-home and out-of-home mass media outlets, including cable, newspapers, billboards, and the Internet. Increased competition has come in the form of advancements in newer digital outlets, such as the Internet, MP3 players, wireless applications, video games, and satellite radio.
Over the past few years satellite radio established itself as a viable platform. After winning FCC licenses in 1997, XM Satellite Radio Holdings Inc. launched (in November 2001) the nation’s first digital audio radio service (DARS), followed in July 2002 by Sirius Satellite Radio Inc. XM and Sirius have been adding customers rapidly, targeting a combined 17.6 million subscribers by the end of 2007. In February 2007, the two companies signed a definitive merger agreement. Subject to various approvals and conditions, the companies expect the merger to be consummated by the end of March 20082.
Industry Statistics & Expectations
•	Radio continues to face challenges from the downturn in the economy to satellite radio. However, radio’s strongest growth potential may be the Internet. Revenue streams separate from traditional advertising, or “non-spot revenue” such as revenue from Internet advertising, grew 10 percent in the first three quarters of 2007[1].

•	Network radio, which mainly composes nationally syndicated programs, also shows strong top-line growth potential. Although local advertising, (e.g., car delaers) is the main source of revenue, network revenue grew 5 percent in the first three quarters of 2007.
TOP 10 TERRESTRIAL RADIO GROUPS
(Ranked by 2005 revenues, in millions of dollars)

COMPANY	2006 REVENUES	NO. OF STATIONS	NO. OF MARKETS
1 Clear Channel Communications	3,535	1,171	191
2 CBS Radio	2,242	179	41
3 Entercom Communications	486	104	22
4 Cox Radio	483	78	19
5 Citadel/ABC	417	24	9
6 Citadel Communications	413	215	50
7 Radio One	389	70	22
8 Univision Communications	382	73	22
9 Cumulus Broadcasting	313	299	56
10 Emmis Communications	298	23	7
Source: BIA Financial Network.
Notes:
(1) The State of the News Media, 2008. http://www.stateofthenewsmedia.org/2008
(2) Churchwell, Damon. Value Line Publishing, Inc. XM Satellite Radio, Feb 15, 2008.

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Cox Radio	Adjusted Operating Balance Sheet
AS OF DECEMBER 31, 2007
(THOUSANDS)

	AS OF DECEMBER 31
	2007	%	2006	%	2005	%	2004	%	2003	%
CURRENT ASSETS:
Cash & Investments (1)	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%

Accounts Receivable	85,555	4.3%	87,640	4.1%	83,388	3.7%	84,066	3.7%	84,516	3.7%
Other	5,650	0.3%	5,254	0.2%	6,026	0.3%	14,271	0.6%	13,478	0.6%

Total	91,205	4.6%	92,894	4.4%	89,414	4.0%	98,337	4.3%	97,994	4.3%
LONG TERM ASSETS:
Net Property and Equipment	72,528	3.6%	74,334	3.5%	74,025	3.3%	74,322	3.3%	78,333	3.4%
Other	1,831,624	91.8%	1,946,308	92.1%	2,099,170	92.8%	2,105,986	92.4%	2,098,263	92.2%

Total	1,904,152	95.4%	2,020,642	95.6%	2,173,195	96.0%	2,180,308	95.7%	2,176,596	95.7%
TOTAL ASSETS:	$1,995,357	100.0%	$2,113,536	100.0%	$2,262,609	100.0%	$2,278,645	100.0%	$2,274,590	100.0%

CURRENT LIABILITIES
Accounts Payable	$33,091	1.7%	$27,987	1.3%	26,664	1.2%	$26,849	1.2%	$28,602	1.3%
Other	6,484	0.3%	9,431	0.4%	25,081	1.1%	17,928	0.8%	26,996	1.2%

Total	39,575	2.0%	37,418	1.8%	51,745	2.3%	64,777	2.8%	55,598	2.4%
LONG TERM LIABILITIES:
Deferred Taxes	442,859	22.2%	468,082	22.1%	520,040	23.0%	500,304	22.0%	502,015	22.1%
Long-Term Debt	320,000	16.0%	380,000	18.0%	404,988	17.9%	454,877	20.0%	534,744	23.5%
Other	23,957	1.2%	14,378	0.7%	8,631	0,4%	4,244	0.2%	4,767	0.2%

Total	786,816	39.4%	862,460	40.8%	933,659	41.3%	959,425	42.1%	1,041,526	45.8%

EQUITY:
Common Stock	33,635	1.7%	33,545	1.6%	33,305	1.5%	33,277	1.5%	33,149	1.5%

Retained Earnings (2)	492,705	24.7%	626,508	29.6%	649,716	28.7%	587,627	25.8%	519,664	22.8%
Additional Paid-in Capital	642,626	32.2%	553,605	26.2%	594,184	26.3%	633,539	27.8%	624,653	27.5%

Total	1,168,966	58.6%	1,213,658	57.4%	1,277,205	56.4%	1,254,443	55.1%	1,177,466	51.8%

TOTAL LIABILITIES & EQUITY	$1,995,357	100.0%	$2,113,536	100.0%	$2,262,609	100.0%	$2,278,645	100.0%	$2,274,590	100.0%

Notes:

(1)	Adjusted for Nonoperational Assets — Cash.

(2)	Adjusted Retained Earnings for Nonoperational Asset Adjustments in Order to Balance Accounts.

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Cox Radio	Adjusted Income Statement Summary

(THOUSANDS)

	AS OF DECEMBER 31
	2007	%	2006	%	2005	%	2004	%	2003	%	2002	%
Net Sales	$444,858	100.0%	$440,468	100.0%	$437,930	100.0%	$438,213	100.0%	$425,873	100.0%	$420,592	100.0%
Adjustment	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Adjusted Net Sales	$444,858	100.0%	$440,468	100.0%	$437,930	100.0%	$438,213	100.0%	$425,873	100.0%	$420,592	100.0%

Cost of Sales (1)	93,564	21.0%	86,440	19.6%	86,252	19.7%	98,219	22.4%	95,617	22.5%	93,152	22.1%
Adjustment	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Adjusted Cost Of Sales (1)	93,564	21.0%	86,440	19.6%	86,252	19.7%	98,219	22.4%	95,617	22.5%	93,152	22.1%

Gross Profit	351,294	79.0%	354,028	80.4%	351,678	80.3%	339,994	77.6%	330,256	77.5%	327,440	77.9%

Operating Expenses (1):
Sales & Marketing Expenses	191,139	43.0%	172,160	39.1%	169,804	38.8%	166,774	38.1%	163,061	38.3%	161,406	38.4%
Adjustment	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Adjusted Sales & Marketing Expenses	191,139	43.0%%	172,160	39.1%	169,804	38.8%	166,774	38.1%	163,061	38.3%	161,406	38.4%

Administrative Expenses	6,264	1.4%	196,200	44.5%	33,790	7.7%	17,676	4.0%	16,272	3.8%	15,489	3.7%
Adjustments:
Corporate Overhead (2)	7,033	1.6%	9,143	2.1%	9,090	2.1%	9,096	2.1%	8,840	2.1%	8,730	2.1%

Other (3)	0	0.0%	(176,331)	-40.0%	(14,351)	-3.3%	(3,064)	-0.7%	(471)	-0.1%	(789)	-0.2%

Adjusted Administrative Expenses	13,297	3.0%	29,012	6.6%	28,529	6.5%	23,708	5.4%	24,641	5.8%	23,430	5.6%
Adjusted Total Operating Expenses	204,436	46.0%	201,172	45.7%	198,333	45.3%	190,482	43.5%	187,702	44.1%	184,836	43.9%
EBITDA (4)	146,858	33.0%	152,856	34.7%	153,345	35.0%	149,512	34.1%	142,554	33.5%	142,604	33.9%
Depreciation & Amortization	11,171	2.5%	11,195	2.5%	11,245	2.6%	11,867	2.7%	11,831	2.8%	12,214	2.9%

EBIT (5)	135,687	30.5%	141,661	32.2%	142,100	32.4%	137,645	31.4%	130,723	30.7%	130,390	31.0%

Other Expense (Income)	63,381	14.2%	0	0.0%	39	0.0%	387	0.1%	479	0.1%	508	0.1%
Adjustment	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Adjusted Other Expense (Income)	63,381	14.2%	0	0.0%	39	0.0%	387	0.1%	479	0.1%	508	0.1%

Pretax Earnings	$72,306	16.3%	$141,661	32.2%	$142,061	32.4%	$137,258	31.3%	$130,244	30.6%	$129,882	30.9%

Adjusted Five-Year Average EBITDA					$149,025

Adjusted Five-Year Average EBIT					$137,563

Notes:

(1)	Excludes Depreciation.

(2)	Allocation of Corporate Overhead based on projections by management.

(3)	Excludes Non-Recurring Items.

(4)	Earnings Before Interest, Taxes, Depreciation and Amortization.

(5)	Earnings Before Interest and Taxes.

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Cox Radio	Management Operating Projections

(THOUSANDS)

	Actual
	2007	%	2008	%	2009	%	2010	%	2011	%	2012	%

Net Sales	$444,858	100.0%	$459,938	100.0%	$472,389	100.0%	$485,772	100.0%	$499,558	100.0%	$514,387	100.0%
Cost of Sales (1)	93,564	21.0%	94,064	20.5%	96,115	20.3%	97,955	20.2%	100,047	20.0%	101,959	19.8%

Gross Profit	351,294	79.0%	365,873	79.5%	376,274	79.7%	387,817	79.8%	399,511	80.0%	412,428	80.2%

Total Operating Expenses (1)	204,436	46.0%	209,849	45.6%	216,263	45.8%	222,256	45.8%	227,857	45.6%	233,336	45.4%

EBITDA(2)	146,858	33.0%	156,024	33.9%	160,011	33.9%	165,562	34.1%	171,654	34.4%	179,093	34.8%
Depreciation & Amortization	11,171	2.5%	11,566	2.5%	11,586	2.5%	11,616	2.4%	11,358	2.3%	10,855	2.1%

EBIT(3)	135,687	30.5%	144,458	31.4%	148,425	31.4%	153,946	31.7%	160,296	32.1%	168,238	32.7%

Interest Expense	20,911	4.7%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Other Expense (Income)	63,381	14.2%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Pretax Profit	51,395	11.6%	144,458	31.4%	148,425	31.4%	153,946	31.7%	160,296	32.1%	168,238	32.7%
Taxes (4)	23,494	5.3%	57,783	12.6%	59,370	12.6%	61,578	12.7%	64,118	12.8%	67,295	13.1%

Net Income	$27,901	6.3%	$86,675	18.8%	$89,055	18.9%	$92,368	19.0%	$96,178	19.3%	$100,943	19.6%

Capital Expenditures	$9,420		$13,798		$14,172		$14,573		$14,987		$15,432

Annual Sales Growth			3.4%		2.7%		2.8%		2.8%		3.0%

Annual EBITDA Growth			6.2%		2.6%		3.5%		3.7%		4.3%

Forecast
Period (5)
Compound Growth:
Sales	2.8%
EBITDA	3.5%

Averages as a % of Sales:
Cost of Sales	20.2%
Operating Expenses	45.6%
EBITDA	34.2%
Notes:

(1)	Excludes Depreciation

(2)	Earnings Before Interest, Taxes, Depreciation, and Amortization

(3)	Earnings Before Interest and Taxes.

(4)	Assume 40.0 percent Tax Rate.

(5)	FYE 2008 — 2012.

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Cox Radio	Discounted Cash Flow Analysis
AS OF
DECEMBER 31, 2007
(THOUSANDS)

	AS OF DECEMBER 31
Year	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017

Sales	$459,938	$472,389	$485,772	$499,558	$514,387	$529,819	$545,714	$562,085	$578,947	$596,316
Growth Rate	3.4%	3.9%	3.4%	3.7%	3.3%	3.0%	3.0%	3.0%	3.0%	3.0%
Cost of Sales (1)	94,064	96,115	97,955	100,047	101,959	105,018	108,168	111,413	114,756	118,198

Gross Profit	365,873	376,274	387,817	399,511	412,428	424,801	437,545	450,672	464,192	478,118
% of Sales	79.5%	79.7%	79.8%	80.0%	80.2%	80.2%	80.2%	80.2%	80.2%	80.2%
Corporate Overhead	7,398	7,257	7,758	7,666	8,354	8,604	8,862	9,128	9,402	9,684
Operating Expenses (1)	209,849	216,263	222,256	227,857	233,336	240,336	247,546	254,972	262,622	270,500
Total Operating Expenses (1)	217,247	223,520	230,013	235,523	241,690	248,940	256,408	264,101	272,024	280,184

% of Sales	47.2%	47.3%	47.4%	47.1%	47.0%	47.0%	47.0%	47.0%	47.0%	47.0%
EBITDA(2)	148,626	152,754	157,804	163,987	170,739	175,861	181,137	186,571	192,168	197,933
% of Sales	32.3%	32.3%	32.5%	32.8%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%
Depreciation	11,566	11,586	11,616	11,358	10,855	13,245	15,826	15,738	16,789	17,889

EBIT (3)	137,060	141,168	146,188	152,630	159,884	162,616	165,311	170,833	175,379	180,044
EBIT Margin	29.8%	29.9%	30.1%	30.6%	31.1%	30.7%	30.3%	30.4%	30.3%	30.2%
Tax Provision @ 40%	54,824	56,467	58,475	61,052	63,954	65,046	66,124	68,333	70,151	72,017

Net Income	82,236	84,701	87,713	91,578	95,930	97,569	99,187	102,500	105,227	108,026
Depreciation	11,566	11,586	11,616	11,358	10,855	13,245	15,826	15,738	16,789	17,889
Capital Expenditures	(13,798)	(14,172)	(14,573)	(14,987)	(15,432)	(15,895)	(16,371)	(16,863)	(17,368)	(17,889)
Working Capital Changes	(25,754)	(8,380)	(8,822)	(9,313)	(9,852)	(3,413)	(3,515)	(3,620)	(3,729)	(3,841)

Free Cash Flow	54,250	73,735	75,933	78,636	81,502	91,508	95,126	97,755	100,919	104,185
PV Factor	0.958	0.879	0.806	0.740	0.679	0.623	0.571	0.524	0.481	0.441
Discount Rate 9.0%
PV of Cash Flows	$51,962	$64,794	$61,216	$58,160	$55,303	$56,966	$54,328	$51,220	$48,512	$45,947

Sum of PV Cash Flows					$548,408		$104,185 [4]
PV of Residual					864.635		* 18,818 [5]

Operating Business Enterprise Value					$1,413,043		1960579.2
Nonoperational Value					2,500		* 0.441 [6]

Total Business Enterprise Value					$1,415,543		$864,635

						2013
Assumptions:	2008	2009	2010	2011	2012	-2017

Sales Growth Rate	3.4%	2.7%	2.8%	2.8%	3.0%	3.0%
Cost of Sales/Sales	20.5%	20.3%	20.2%	20.0%	19.8%	19.8%
Corporate Overhead/Sales	1.6%	1.5%	1.6%	1.5%	1.6%	1.6%
Operating Expenses/Sales	45.6%	45.8%	45.8%	45.6%	45.4%	45.4%
EBITDA/Sales	32.3%	32.3%	32.5%	32.8%	33.2%	33.2%
Depreciation/Sales	2.5%	2.5%	2.4%	2.3%	2.1%	2.5% to 3.0%
Capital Expenditures/Sales	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
Working Capital/Sales	16.8%	18.2%	19.5%	20.8%	22.1%	22.1%
Discount Rate	9.0%	9.0%	9.0%	9.0%	9.0%	9.0%

Notes:

(1)	Excludes Depreciation.

(2)	Earnings Before Interest, Taxes, Depreciation, and Amortization.

(3)	Earnings Before Interest and Taxes.

(4)	Available Debt-Free Cash Flow in Year 2017

(5)	Residual Value Multiple Based on Gordon Growth Model and Long-Term Growth Rate.

(6)	Discount Rate Factor Based on 9.0 percent Discount Rate at Year 2017.

[VRC Logo]	7

Cox Radio	Guideline Comparable Company Ratios
AS OF DECEMBER 31, 2007
(THOUSANDS)

	Beasley			Cumulus
	Broadcast	Clear Channel	Citadel	Media	Entercom	Radio One,	Salem	Spanish	Saga	Sirius				Cox Radio
	Group	Communications	Broadcasting	Inc.	Communications	Inc.	Communications	Broadcasting	Communications	Satellite	XM Satellite	COMPARABLES		Inc.
	BBGI	CCU	CDL	CMLS	ETM	ROIAK	SALM	SBSA	SGA	SIRI	Radio XMSR	Average/Median		CXR

ENTERPRISE VALUE RATIOS:
EBIT:(1)
Current	12.8	14.4	14.9	16.0	11.9	10.9	12.5	14.0	8.3	-10.3	-11.4	12.6	12.7	10.4
Five-Year Average	11.5	14.8	27.3	16.1	10.7	8.1	13.5	11.5	8.2	-7.6	-11.2	11.8	11.5	10.3
EBITDA: (1)
Current	11.3	10.7	12.9	13.1	10.5	9.4	9.1	12.4	6.5	-13.0	-19.3	10.4	10.6	9.7
Five-Year Average	10.3	10.6	17.1	12.6	9.6	7.2	10.0	10.6	6.5	-8.8	-17.1	9.7	10.2	9.5
Sales: (1)
Current	2.3	3.5	4.0	3.2	3.2	3.1	2.2	2.7	1.7	5.7	4.6	2.7	2.9	3.2
FINANCIAL RATIOS:
SALES (MILLIONS)	$134	$6,817	$720	$332	$468	$330	$232	$178	$145	$922	$1,137	$1,080	$281	$445
ASSETS (MILLIONS)	337	18,806	3,843	1,248	1,919	1,668	681	938	331	1,694	1,609	$3241	1,609	1,997
ASSET TURNOVER
Current	0.4	0.4	0.2	0.3	0.2	0.2	0.3	0.2	0.4	0.5	0.7	0.3	0.3	0.2
Five-Year Average	0.4	0.4	0.2	0.2	0.3	0.2	0.3	0.2	0.5	0.2	0.3	0.3	0.3	0.1

D.F..EARNINGS/SALES	11.0%	14.7%	16.3%	12.3%	16.3%	17.4%	10.7%	11.9%	12.2%	-33.9%	-24.5%	13.3%	12.2%	18.3%
EBIT/SALES:
Current	20.3%	32.4%	31.0%	24.8%	30.3%	33.1%	24.1%	22.2%	25.6%	-44.1%	-23.8%	26.6%	25.2%	30.5%
Five-Year Average	24.2%	29.2%	36.3%	28.0%	35.9%	42.5%	25.3%	29.0%	27.8%	-781.0%	-114.7%	30.2%	28.5%	31.4%
EBITA/SALES:
Current	23.3%	32.3%	33.4%	24.7%	30.9%	35.9%	24.5%	21.7%	25.7%	-68.3%	-20.8%	27.4%	25.2%	33.0%
Five-Year Average	24.6%	28.5%	35.2%	27.8%	35.4%	43.1%	25.3%	28.7%	26.5%	-5298.4%	-349.7%	30.0%	28.2%	34.1%
EBIT/ASSETS:
Current	7.3%	8.8%	5.3%	5.4%	6.6%	5.7%	6.0%	4.0%	9.0%	-42.1%	-31.5%	6.6%	6.3%	6.8%

Five-Year Average	9.5%	7.9%	4.0%	4.6%	8.2%	6.3%	6.2%	5.5%	11.0%	-59.0%	-35.2%	7.4%	7.1%	6.3%
EBITDA/ASSETS:
Current	8.2%	11.8%	6.1%	6.6%	7.4%	6.6%	8.2%	4.5%	11.6%	-33.3%	-18.6%	8.1%	7.8%	7.4%
Five Year Average	10.6%	11.0%	6.7%	6.0%	9.2%	7.1%	8.4%	5.9%	13.8%	-50.5%	-23.1%	9.0%	8.8%	6.8%

AVERAGE COMPOUND ANNUAL GROWTH:
Sales	4.0%	-6.5%	18.0%	5.9%	4.0%	2.2%	7.6%	5.1%	5.0%	190.9%	87.6%	3.4%	4.5%	1.1%
EBITDA	-2.4%	-0.6%	13.1%	1.2%	-1.8%	-37.2%	8.3%	-2.9%	1.0%	5.6%	-2.3%	-4.3%	-1.2%	0.5%

Notes:

(1)	Excludes SIRI, XMSR and CDL

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Cox Radio AS OF DECEMBER 31, 2007 (THOUSANDS)	Market Comparable Analysis Summary

			Operating		Total
			Business		Business
	Earnings /		Enterprise	NonOperating	Enterprise
	Revenue Base	Multiplier	Value	Asset Value	Value

EBIT
Current	$135,687	12.9	$1,750,362	$2,500	$1,752,862
Five-Year Average	137,563	13.0	1,788,319	2,500	1,790,819

EBITDA
Current	146,858	11.2	1,644,809	2,500	1,647,309
Five-Year Average	149,025	11.0	1,639,275	2,500	1,641,775

Sales	444,858	2.7	1,201,117	2,500	1,203,617

Operating Business Enterprise Value			$1,604,776

Add: Non-Operating Asset Value			2,500

Total Business Enterprise Value			$1,607,276

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Cox Radio	Private Market Transactions

		Target		EV-
Announcement		Revenue	Assets	Enterprise		EV/				EBITDA	EBIT
Date	Seller	LTM($mm)	($mm)	Value($mm)	EV / Sales	EBITDA	EV/EBIT	EBITDA	EBIT	Margin	Margin

11/16/2006	Clear Channel Communications, Inc.	$6,906.5	$18,931.2	$27,313.3	4.0	12.4	17.5	$2,202.3	$1,559.2	31.9%	22.6%
07/12/2006	CHUM Ltd.	615.8	954.5	1,450.7	2.4	12.2	15.4	118.9	93.9	19.3%	15.3%
05/08/2006	Emmis Communications Corp.	650.4	2,110.0	2,146.2	3.3	9.4	14.1	229.1	152.5	35.2%	23.4%
06/21/2005	Scottish Radio Holdings PLC	185.7	401.7	827.0	4.5	16.0	23.8	51.5	34.8	27.8%	18.8%
06/03/2004	RG Capital Radio Ltd.	40.0	123.3	157.3	3.9	13.0	13.0	12.1	12.1	30.2%	30.2%
01/16/2004	Scottish Radio Holdings PLC	138.8	337.5	644.6	4.6	22.9	26.9	28.1	23.9	20.2%	17.2%

Average:		1,422.9	3,809.7		3.8	14.3	18.5	440.3	312.7	27.4%	21.2%
Median:		400.7	678.1		3.9	12.7	16.5	85.2	64.4	29.0%	20.7%

Cox Radio		$444.9	$1,995.4		3.2	10.4	9.7	$146.9	$135.7	33.0%	30.5%
Notes:
Source: Mergerstat 2007.

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Cox Radio	Market Price Analysis Summary
AS OF DECEMBER 31, 2007
(THOUSANDS)
Market Determined Invested Capital

Number of Fully Diluted Shares Outstanding[1]	94,513
Share Price[2]	$12.15

Market Value Of Common Equity	$1,148,333
Long-Term Debt	$336,600

Operating Business Enterprise Value	$1,484,933

Non Operating Assets	2,500

Total Business Enterprise Value	$1,487,433

Notes:
(1)	Fully diluted shares outstanding from Cox Radio 2007 Form 10-K, p. 52.

(2)	Based on closing market price per share on December 31, 2007.

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Cox Radio	Summary of Valuations — Control Value
AS OF DECEMBER 31, 2007
(THOUSANDS)

	Weight	Value Indication

Operating Business Enterprise Value Indications:
Discounted Cash Flow Analysis	25%	$1,413,043
Market Comparable Analysis	25%	$1,604,776
Market Price Analysis	50%	$1,484,933

Operating Business Enterprises Value Conclusion:		$1,496,921

Add: Non-Operating Asset Value		2,500

Total Business Enterprises Value Conclusion:		$1,499,421

Multiples of Value
Conclusions

Operating Business Enterprises to:

LTM Sales	3.4

EBITDA:
Current	10.2
Average	10.0

EBIT:
Current	11.0
Average	10.9

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Cox Radio	Summary Analysis
•	Concluded Operating Business Enterprise Value for Cox Radio, based on a market comparison and discounted cash flow analysis, supported by transactions, is $1.50 billion, or 10.2x FYE 2007 EBITDA.

•	Discounted cash flow approach:
•	Management provided projections which were analyzed relative to past performance as well as management’s plan (key cash flow drivers).

•	Calculated weighted average cost of capital.
•	Market approach multiples were calculated and then adjusted as follows:
•	Identified comparable companies to Cox Radio.

•	Developed multiples as of the Valuation Date.

•	The multiples were adjusted to reflect differences between the comparable companies and the subject company as follows:
•	An adjustment was made based on the market capitalization of Cox Radio relative to its guideline companies[1] ,

•	An adjustment was made for growth based on Sales and EBITDA margins of Cox Radio relative to its guideline companies; and

•	An adjustment for asset utilization, based on operating income, and growth sustainability was made after comparing Cox Radio to its guideline companies[2].
•	Market price analysis:
•	Market determined BEV (NYSE Ticker: CXR)

•	Calculated by adding the Market Capitalization plus Long-Term Debt and Non-operating assets.
Selected Publicly Traded Company EBITDA Multiples
Notes:
(1)	Based upon Ibbotson Associates Data.

(2)	Adjustment for Expected Longer-Term Sustainable Growth.

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